UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 27, 2013

MGC Diagnostics Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 – Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders

On March 27, 2013, MGC Diagnostics Corporation (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). Of the 3,996,011 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 3,536,633 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting and the results of the votes cast at the meeting:

Proposal 1.    To elect six directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Mark W. Sheffert	1,568,834	130,106	1,837,693
Gregg O. Lehman, Ph.D.	1,691,062	7,878	1,837,693
John R. Baudhuin	1,613,441	85,499	1,837,693
Robert E. Munzenrider	1,427,568	271,372	1,837,693
Wendy D. Lynch, Ph.D.	1,427,569	271,371	1,837,693
Hendrik Struik	1,673,562	25,378	1,837,693

Proposal 2.     To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the Company for the fiscal year ending October 31, 2013.

For	Against	Abstain
3,483,885	43,440	9,308

Proposal 3.    To cast an advisory vote on the Company’s executive compensation.

For	Against	Abstain	Broker Non-Vote
1,649,896	31,785	17,259	1,837,693

Proposal 4.    To cast an advisory vote on the frequency of future executive compensation advisory votes.

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
1,242,414	44,002	404,051	8,473	1,837,693

As a result, the shareholders elected each nominee as a director of the Company, ratified the appointment of Baker Tilly Virchow Krause, LLP as independent registered public accounting firm for the Company for the year ending October 31, 2013, and approved the Company’s executive compensation. With respect to Proposal 4, the non-binding advisory vote on the frequency of future executive compensation advisory votes, approximately 73% of the votes cast voted in favor of holding the advisory vote every year. Accordingly, the Board of Directors will consider the shareholder vote on Proposal 4 at its next board meeting when it decides how frequently the Company will include a shareholder vote on the compensation of executives in its proxy materials until the next required vote on the frequency of shareholder votes on the compensation of executives.

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Additionally, under the terms of the Company’s 2007 Stock Incentive Plan, each of the five non-employee directors elected at the Annual Meeting, Mark W. Sheffert, John R. Baudhuin, Robert E. Munzenrider, Wendy D. Lynch, and Hendrik Struik, was granted 5,079 shares restricted stock vesting the earlier of: (i) March 27, 2014; or (ii) the date of the Company’s 2014 Annual Meeting of Shareholders, provided that in either event the respective director continues to serve as a director of the Company until that date.

Section 8 – Other Events

Item 8.01    Other Events

On March 27, 2013, the Company’s Board of Directors approved a special, one-time cash dividend of $0.45 per share on its outstanding common stock, payable on April 26, 2013 to shareholders of record as of April 12, 2013. The Company also announced an extension of its current Stock Repurchase Program to October 31, 2013. The Stock Repurchase Program would otherwise expire on July 31, 2013. This program currently has $2.735 million remaining. A copy of the Company’s press release announcing the dividend and extension of the Stock Repurchase Program is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

The following is furnished as an Exhibit to this Report:

Exhibit No.	Description of Exhibit

99.1	Press release dated March 28, 2013, announcing special cash dividend and extension of Stock Repurchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGC DIAGNOSTICS CORPORATION

Dated: April 2, 2013	By:	/s/ Wesley W. Winnekins
Wesley W. Winnekins Chief Financial Officer

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